Exhibit 5.1

February 10, 2012

Comprehensive Care Corporation

305 W. Dr. Martin Luther King Jr. Blvd., Suite 101

Tampa, Florida 33607

Re:	Comprehensive Care Corporation Registration Statement on Form S-8 relating to the 2009 Equity Compensation Plan.

Ladies and Gentlemen:

We have acted as counsel to Comprehensive Care Corporation, a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 50,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Company’s 2009 Equity Compensation Plan (the “Plan”)(the “Shares”).

In connection with this opinion letter, we have examined the Plan, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms and conditions of the Plan, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Reed Smith LLP